Exhibit 99.1
RSA Security Investor Summary November 2005 ? 2005 RSA Security Inc. All rights reserved (NASDAQ: RSAS)

Risk Statements This presentation may contain forward-looking information regarding future events, plans and prospects for the Company. These statements are based on current expectations and are subject to a number of risks and uncertainties. Actual results may differ materially based in part on various important factors, including those found in the management's discussion and analysis section of the Company's Form 10-K and our most recent 10-Q as filed with the Securities and Exchange Commission. We do not undertake any duty to update any forward-looking information.

Business Summary RSA Security is a market leader in strong authentication Approximately 19,000 customers worldwide +55% of the Fortune 1000 Net income increased YoY from $23.1 M to $30.8 M for the nine months ended September 30, 2005 $303 M in cash and securities as of September 30, 2005, over $4 per share Operating Income Revenue

RSA Security's Value RSA Security is the expert in protecting identities and digital assets. RSA Security invented core security technologies for the Internet and continues to build on its 20 years of innovation.

Heightening regulatory compliance pressures Expanding mobile workforce Exploding number of passwords Increasing incidents of identity and data thefts Growing need to protect intellectual property Need for open systems to partners, suppliers and customers Mergers and acquisitions Heightening IT/security complexity More is expected from IT, but budgets are flat Adoption of information security Best Practices Reducing costs through streamlined operations Key Business Challenges

Providing Authorized Access & Blocking Unauthorized Access BANK Call center Branch office Online customer Customer Data Access Management RSA Security's Strength - creating and managing the trusted identity Trusted Identity Trusted Identity Trusted Identity Trusted Identity

Solving Key Problems in Identity & Asset Protection How do you manage identities? How can you protect data? What can you do? Who are you? Employee Customer Partner Hacker Check status Enter order Transfer funds View documents Create Provision Manage Delete Encryption

Addressing Challenges Requires Key Capabilities How do you manage identities? How can you protect data? What can you do? Who are you? Access Management Enabling organizations to carefully manage access rights to protected resources Data Protection Preserving the confidentiality and integrity of sensitive data whether at rest or in transit Identity Administration Automating user life cycle management and administration, from user creation and modification to deletion Authentication & Credential Management Determining whether someone or something is, in fact, who or what it is declared to be

RSA Security Solutions

Who are you?



Authentication & Credential Management

- RSA SecurID® solution
- RSA® Authentication Manager
- RSA Sign-On Manager
- RSA Consumer Authentication Service
- RSA Federated Identity Manager
- RSA Digital Certificate Solutions

What can you do?



Access Management

- RSA ClearTrust® software
- RSA Reporting and Compliance Manager
- RSA Federated Identity Manager

How do you manage identities?



Identity Administration

- RSA Reporting and Compliance Manager
- RSA Integrated Identity Administration
- Xellerate Identity Manager

How can you protect data?



Data Protection

- RSA BSAFE® product
- RSA Data Security Manager
- RSA Digital Certificates Solutions

© 2005 RSA Security Inc. All rights reserved

15M users of RSA strong authentication The Market Opportunity Source: RSA Security estimates as of year-end 2004 85M remote access users +330M online business users +750M online consumers

Worldwide Sales & Distribution Sales offices Support centers Sales operations and affiliates in 45 countries 24/7 "Follow the Sun" Support Q3 '05 Revenue 56% Domestic & 44% International 36% Direct & 64% Indirect

RSA SecurWorld(tm) Partner Program Access and Solution partners Discounts and Rebates - Sales and technical certification Generating new business Deal registration Actively targeting, screening and recruiting new VARs New RSA SecurWorld partner portal with online certification programs

Worldwide Partner Incentives

Criteria:	RSA SecurWorld Access Partner	RSA SecurWorld Solutions Partner
Baseline discount via authorized distributor (products and maintenance)	~20%	~20%
10% sales authorization 5% technical certification Min 2 transactions in any 6 months Quarterly Business Plan	NA	6%
20% revenue from new business	NA	2%
Deal registration (each deal subject to approval)	8% subject to sales authorization*	8% subject to sales authorization*
Volume rebate for each $500K of sales per quarter	1%	NA

RSA SECURITY

*** Deals may only be registered for products that the partner is sales authorized**

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© 2005 RSA Security Inc. All rights reserved

Deployment Status - Partner Portal 1500+ external users provided with login credentials Average of over ~ 550 login's per day since launch Usability testing completed with favorable reviews on ease of use

New Products Delivered in Q2 2005 RSA SecurID(r) 800 Authentication credentials RSA SecurID Appliance Delivered in Q1 2005 RSA SecurID 700 Authentication credentials Delivered in Q4 2004 RSA SecurID for Microsoft(r) Windows(r) solution RSA(r) Sign-On Manager RSA Federated Identity Management

Competitive Differentiators Full suite of Identity & Access Management offerings Protecting data at rest and in transit Highest quality producer of enterprise strong authentication Extensive customer experience and testing Independent third party test results Exceptional customer service and support Flexible lead teams for fast delivery Lowest total cost of ownership (TCO)

Q3 2005 Financial Results Q3 Financial Metrics Total revenue of $76.2 M Developer revenue increased 38% YoY GAAP Earnings per share of $0.21 (including $0.08 in tax benefits) Cash increased $18.5 M to $302.7 M $12.7 M backlog, from $10.9 M in Q3 '04 $48.8 M deferred revenue balance, up from $42.5 M in Q3 '04 $ in Millions Developer Enterprise Q3 2004 Revenue Q3 2005 Revenue Enterprise 70.5 67.7 OEM/Dev 6.2 8.5 $76.7 $76.2

Q1 00 Q2 00 Q3 00 Q4 00 Q1 01 Q2 01 Q3 01 Q4 01 Q1 02 Q2 02 Q3 02 Q4 02 Q1 03 Q2 03 Q3 03 Q4 03 Q1 04 Q2 04 Q3 04 Q4 04 Q1 05 Q2 05 Q3 05 Credentials 601 615 661 752 688 741 641 646 595 645 658 631 717 762 776 876 927 905 1033 1021 1039 1031 1051 Fifth Consecutive Quarter Shipping >1 Million Credentials RSA SecurID Credentials Quarterly credential shipments comprise ~45% renewals ~45% new users within existing customers and ~10% new customers

Added 642 new customers in Q3 '05 (7% of Revenue) > 18,800 Customers Worldwide Q3 '05 Revenue by Vertical Government Healthcare Telecom Other Manufacturing Services Financial Technology Revenue (%) 0.09 0.07 0.09 0.09 0.11 0.12 0.21 0.22

Financial Results - Balance Sheet

Business Model - P&L % of Revenue 2003-2005

Long-Term Growth Strategy $230M Customer Base 10,600 Domestic 60% Products Markets International 44% Domestic 56% Markets Product Expansion Customer Base 16,900 Product & Solutions... Markets... Domestic 50% Expanding Customer Base... International 40% International 50% 2002 2004 Future Plans $307M

Programs for Growth Expanding markets - Consumer initiative Enterprise desktop users New products New family of authentication credentials RSA SecurID Appliance RSA BSAFE(r) Data Security Manager New sales and distribution Revamped direct selling strategy New SecurWorldTM Partner Program